Exhibit 11
WSB FINANCIAL GROUP, INC.
(In thousands, except per share amounts)
Computation of Earnings (Loss) Per Share – Basic

	2007	2006	2005	2004	2003
Income From Continuing Operations	$(5,200)	$3,885	$2,412	$1,340	$631

Income (Loss) From Discontinued Operations, Net of Tax	0	0	0	0	0

Earnings Before Cumulative Effect of a Change in Accounting Principal	(5,200)	3,885	2,412	1,340	631

Cumulative Effect of a Change in Accounting Principle, Net of Tax	0	0	0	0	0

Net Earnings (Loss)	$(5,200)	$3,885	$2,412	$1,340	$631

Weighted Average Number of Shares Outstanding – Basic	5,565,123	2,870,022	2,642,628	2,270,211	1,734,434

Earnings (Loss) Per Share – Basic:

Continuing operations	$(0.93)	$1.35	$0.91	$0.59	$0.36

Discontinued operations	0.00	0.00	0.00	0.00	0.00

Earnings per share before cumulative effect of a change in accounting principle	(0.93)	1.35	0.91	0.59	0.36

Cumulative effect of a change in accounting principle	0.00	0.00	0.00	0.00	0.00

Earnings (Loss) Per Share – Basic	$(0.93)	$1.35	$0.91	$0.59	$0.36

11-1

WSB FINANCIAL GROUP, INC.
(In thousands, except per share amounts)
Computation of Earnings (Loss) Per Share – Diluted

	2007	2006	2005	2004	2003
Income (Loss) From Continuing Operations	$(5,200)	$3,885	$2,412	$1,340	$631

Income (Loss) From Discontinued Operations, Net of Tax	0	0	0	0	0

Earnings (Loss) Before Cumulative Effect of a Change in Accounting Principal	(5,200)	3,885	2,412	1,340	631

Cumulative Effect of a Change in Accounting Principle, Net of Tax	0	0	0	0	0

Net Earnings (Loss)	$(5,200)	$3,885	$2,412	$1,340	$631

Weighted Average Number of Shares Outstanding	5,565,123	2,870,022	2,642,628	2,270,211	1,734,434

Net Shares Assumed to be Issued for Stock Options	0	415,600	282,464	159,366	67,233

Weighted Average Number of Shares Outstanding – Diluted	5,565,123	3,285,622	2,925,092	2,429,577	1,801,667

Earnings (Loss) Per Share – Diluted:

Continuing operations	$(0.93)	$1.18	$0.82	$0.55	$0.35

Discontinued operations	0.00	0.00	0.00	0.00	0.00

Earnings per share before cumulative effect of a change in accounting principle	(0.93)	1.18	0.82	0.55	0.35

Cumulative effect of a change in accounting principle	0.00	0.00	0.00	0.00	0.00

Earnings (Loss) Per Share – Diluted	$(0.93)	$1.18	$0.82	$0.55	$0.35

Earnings (Loss) Per Share – Basic	$(0.93)	$1.35	$0.91	$0.59	$0.36

Dilutive Effect Per Share	$(0.00)	$(0.17)	$(0.09)	$(0.04)	$(0.01)

11-2